UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 15, 2014
Date of Report (Date of earliest event reported)

DIGITAL CINEMA DESTINATIONS CORP.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	333-178648	27-3164577
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 East Broad Street Westfield, New Jersey		07090
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 396-1360

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On May 15, 2014, Digital Cinema Destinations Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Carmike Cinemas, Inc. (“Carmike”) and Carmike’s wholly-owned subsidiary, Badlands Acquisition Corporation (“Merger Sub”).  The Merger Agreement provides that Merger Sub will merge with and into the Company (the “Merger”), after which the Company, as the surviving entity, will continue its separate corporate existence as a wholly-owned subsidiary of Carmike.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s capital stock (other than shares owned by (i) Carmike, Merger Sub, the Company or their respective subsidiaries and (ii) the Company’s joint venture, Start Media/Digiplex, LLC), will be converted into the right to receive 0.1775 shares (the “Exchange Ratio”) of Carmike common stock (“Carmike Stock”).  The Merger Agreement also provides that each restricted stock unit that is outstanding under the Company’s 2012 Stock Option and Incentive Plan, whether or not vested, will be cancelled automatically, and the holder of any such restricted stock unit award will receive the number of shares of Carmike Stock equal to the product of the Exchange Ratio and the number of restricted stock units awarded under such restricted stock unit award.  No fractional shares of Carmike Stock will be issued in the Merger and the Company’s stockholders will receive cash in lieu of any fractional shares.  It is expected that the Merger will qualify as a tax-free reorganization for U.S. Federal income tax purposes.

The Exchange Ratio is subject to downward adjustment prior to the effective time of the Merger in the event that any of the Company’s outstanding agreements to acquire certain theaters (each, a “Pipeline Transaction”) (i) is terminated prior to the effective time of the Merger or (ii) does not provide for a closing date at least forty-five days following the completion of the Merger (each, a “Terminated Pipeline Transaction”).  The adjustment to the Exchange Ratio for a Terminated Pipeline Transaction is based upon the valuation assigned by the Company and Carmike to such Terminated Pipeline Transaction.  If all Pipeline Transactions are terminated prior to the effective time of the Merger, the maximum downward adjustment to the Exchange Ratio is equal to 0.014 in the aggregate.  With the consent of Carmike, which may be withheld in its sole discretion, the Company has the right to substitute a new agreement to acquire a theater of equal or greater value for any Terminated Pipeline Transaction.

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this type, including the Company’s agreement to conduct its business in the ordinary course prior to the closing of the Merger.  The Company has agreed to call a meeting of its stockholders for the purpose of obtaining the requisite stockholder approval required in connection with the Merger.  Carmike is not required to obtain stockholder approval of the Merger.  The Company has also agreed not to (i) solicit proposals relating to alternative business combination transactions, (ii) subject to certain exceptions consistent with the fiduciary duties of the Company’s Board of Directors, participate in discussions or negotiations regarding alternative business combination transactions or (iii) enter into any agreement providing for any alternative business combination transaction.

The completion of the Merger is subject to the satisfaction or waiver of various customary closing conditions, including (i) the approval of the Company’s stockholders, (ii) the authorization for listing on The NASDAQ Stock Market of the shares of Carmike Stock issuable in connection with the Merger, (iii) the receipt of  a notice of effectiveness from the Securities and Exchange Commission (the “SEC”) with respect to a Registration Statement on Form S-4 intended to be filed pursuant to the Merger Agreement registering under the Securities Act of 1933, as amended, the Carmike Stock to be issued to the Company’s security holders in the Merger, (iv) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended,  (v) the receipt of any required governmental approvals, (vi) the absence of any governmental statute, rule, executive order or regulation which prohibits the completion of the Merger or any order or injunction preventing the completion of the Merger, (vii) subject to certain exceptions and materiality standards, the accuracy of the representations and warranties of the parties, (viii) material compliance of the parties with their obligations under the Merger Agreement and (ix) delivery of a customary opinion from each party’s counsel that the Merger will qualify as a tax-free reorganization for federal income tax purposes.

Carmike’s obligation to complete the Merger is also conditioned on, among other things, (i) the redemption by the Company of all outstanding shares of the Company’s Series B Preferred Stock, (ii) Carmike’s acquisition of the entire ownership interest held by the Company’s joint venture partner in Start Media/Digiplex, LLC, (iii) the absence of any material security breach at the Company or its subsidiaries, (iv) the receipt of certain third party consents, (v) the cancellation or termination of certain third party agreements, (vi) the absence of a material adverse change to the net debt and working capital amounts set forth in the Company’s balance sheet dated December 31, 2013, and (vii) the termination of, and taking of certain corrective actions with respect to, the Company’s 401(k) plan.

Concurrently with the execution of the Merger Agreement, Carmike entered into a voting agreement with A. Dale Mayo (“Mayo”), the Company’s Chairman and Chief Executive Officer, who holds shares representing approximately 55% of the outstanding voting power of the Company. Pursuant to the Voting Agreement, Mayo agreed, among other things, to vote a portion of his shares equal to 39.5% of the outstanding voting power of the Company in favor of the adoption and approval of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and against, among other things, alternative business combination transactions.  In the event that the Company’s Board of Directors changes its recommendation that the Company’s stockholders adopt the Merger Agreement, Mayo will only be required to vote shares representing 33% of the outstanding voting power of the Company in favor of the approval and adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, with the balance of Mayo’s shares being voted in such circumstances in Mayo’s sole discretion.

Either Carmike or the Company may terminate the Merger Agreement if the Closing has not occurred on or before September 30, 2014 (which deadline may be extended, under certain circumstances, until December 31, 2014).  The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay a termination fee of $1,228,935 or an amount equal to Carmike’s transaction expenses (up to a specified cap in certain circumstances).

The Merger and the Merger Agreement were approved unanimously by the Company’s Board of Directors, following a unanimous recommendation to do so by a special committee of independent and disinterested members of the Company’s Board of Directors (the “Special Committee”).  The Special Committee received a fairness opinion from Maxim Group, LLC.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Company Report on Form 8-K and is incorporated in this Form 8-K by reference.

The form of Merger Agreement has been attached to provide information regarding its terms and is not intended to provide any factual information about the Company, Merger Sub or Carmike.  The representations, warranties and covenants in the Merger Agreement were made only for the purpose of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement as of specific dates.  Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in disclosure schedules or the Company’s public filings with the SEC)  agreed to by the contracting parties and may therefore not be complete.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

 In connection with the proposed Merger, Carmike and the Company will file with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus.  The proxy statement/prospectus will contain important information about the Company, Carmike, the transactions contemplated by the Merger and related matters.  The Company will mail or otherwise deliver the proxy statement/prospectus to its security holders when it becomes available.  In addition, security holders of the Company will be able to obtain free copies of the proxy statement/prospectus for the Merger (when it is available) and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, or by contacting the Company, Attn:  Brian Pflug at BPflug@digiplexdest.com.

SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/ PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER.

THIS FORM 8-K DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY OR CARMIKE OR THE SOLICITATION OF ANY VOTE OR APPROVAL.

 Participants in Solicitation

Carmike, the Company and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger.  Information concerning Carmike’s participants is set forth in the proxy statement dated April 18, 2014 for Carmike’s 2014 annual meeting of shareholders as filed with the SEC on Schedule 14A.  Information concerning the Company’s participants is set forth in the proxy statement dated October 25, 2013 for the Company’s 2013 annual meeting of stockholders as filed with the SEC on Schedule 14A.  Additional information regarding the interests of participants of Carmike and the Company in the solicitation of proxies in respect of the proposed Merger will be included in the registration statement and proxy statement/prospectus contained therein, to be filed with the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the expected completion of the transactions contemplated by the Merger Agreement, any reduction in the merger consideration, and the time frame in which this will occur.  Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, regulatory approval of the acquisition of the Company or that other conditions to the closing may not be satisfied, the potential impact on the business of the Company due to the announcement of the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Further information on the factors and risks that could affect the Company’s business, financial conditions and results of operations are contained in its filings with the SEC, which are available at www.sec.gov.  Other risks and uncertainties are more fully described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended June 30, 2013 and in other filings that Company makes and will make with the SEC in connection with the proposed Merger, including the proxy statement/prospectus described above.  The forward-looking statements included herein are made only as of the date hereof, and the Company undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

2.1*	Agreement and Plan of Merger, dated as of May 15, 2014, by and among Digital Cinema Destinations Corp., Carmike Cinemas, Inc. and Badlands Acquisition Corporation.

*	Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Cinema Destinations Corp.

Dated: May 21, 2014	By:	/s/ Brian D. Pflug
Name: Brian D. Pflug
Title: Chief Financial Officer and Principal Accounting Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

2.1*	Agreement and Plan of Merger, dated as of May 15, 2014, by and among Digital Cinema Destinations Corp., Carmike Cinemas, Inc. and Badlands Acquisition Corporation.

*	Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.